UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K
CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act 1934

Date of Report (date of earliest event reported): August 1, 2007

Comtech Group, Inc.
(Exact name of registrant as specified in charter)

Maryland
(State or other jurisdiction of incorporation)

000-02642        52-0466460
(Commission File Number)     (IRS Employer Identification No.)

c/o Comtech Group, Room 10001,
Tower C, Skyworth Building,
High-Tech Industrial Park,
Nanshan, Shenzhen 5180, PRC

(Address of principal executive offices and zip Code)

011-86-755-267-4327

(Registrant's telephone number including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of registrant under any of the following provisions:

[  ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[  ] Soliciting material pursuant to Rule 14a-12(b) under the Exchange Act (17 CFR 240.14a-12(b))

[  ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[  ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01                      Entry into a Material Definitive Agreement.

On August 1, 2007, Comtech Group, Inc. (the “Company”) entered into a Stock Purchase Agreement (the “Agreement”) dated August 1, 2007, by and among the Company, First King International Limited (the “Seller”), Keen Awards Limited (“Keen”), Shenzhen Hui Cheng Yun Tong Company Limited (“Shenzhen”) and certain persons listed on Schedule I to the Agreement.  Pursuant to the Agreement, the Company will acquire all of the outstanding shares of Keen and all of the employees of Shenzhen will enter into employment agreements with the Company’s designee.  Keen and Shenzhen are currently engaged in the business of providing design and engineering service for solution of integrated display technology.  The Company will organize a new subsidiary to acquire the shares of Keen and with which the employees of Shenzhen will enter into new employment agreements.  The acquired business will be conducted by Keen or the subsidiaries of Keen or the Company.  The Company also plans to establish another subsidiary in Hong Kong to conduct the acquired business.

In consideration for selling Keen and for the employees of Shenzhen entering into employment agreements with the Company’s designee, the Company will pay the Seller approximately $20 million in cash and stock over the next two years, in accordance with to be agreed upon business milestones.

With respect to the liabilities of Keen and Shenzhen, the Company will only acquire certain specified liabilities.  The Seller and the shareholders of the Seller, Keen and Shenzhen will be responsible for discharging the liabilities not assumed by the Company.

Each of the Seller, Keen, Shenzhen and their shareholders make certain representations and warranties in the Agreement.  In addition to those representations and warranties, the shareholders of Seller, Keen and Shenzhen agree to restructure the Seller and Keen in conformity with Schedule II of the Agreement.

The transaction is expected to close two business days after all of the conditions to the Agreement have been satisfied or waived, provided that the Closing Date will not be later than August 31, 2007, unless the parties otherwise mutually agree.

Conditions to the closing include:

•	Each of the employees of Shenzhen having terminated his or her employment with Shenzhen and have signed a standard employment agreement with a designee of the Company.
•	The Company having completed its business, legal, financial and other due diligence review on Keen and Shenzhen and their respective condition and affairs.
•	Each of the representations and warranties in the Agreement, other than those made by the Company being true.

If the transaction is not consummated by August 31, 2007, either party may terminate the Agreement at any time.

Item 9.01                      Financial Statements and Exhibits.

Exhibit No.	Description
10.1	Stock Purchase Agreement dated August 1, 2007
99.1	Comtech Group, Inc. Press Release dated August 1, 2007.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

COMTECH GROUP, INC.

By:	/s/ Hope Ni
Name: Hope Ni
Title: Chief Financial Officer

Dated: August 6, 2007

Exhibit Index

Exhibit No.	Description
10.1	Stock Purchase Agreement dated August 1, 2007
99.1	Comtech Group, Inc. Press Release dated August 1, 2007.